Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

October 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			October 31, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	—	—	—
Series 2003A-2	—	—	—
Series 2003A-3	—	—	—
Series 2003A-4	—	68,250.00	—
Series 2003A-5	—	68,875.00	—
Series 2003A-6	—	88,666.67	—
Series 2003A-7	—	173,444.44	—
Series 2003A-8	—	87,888.89	—
Series 2003B-1	—	45,500.00	—

	—	532,625.00	—

Information on Each Series of Notes as of:				October 31, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	63,891,638.57	0.7986455	1.19000%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.24000%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.44000%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	75,000,000.00	1.0000000	1.14000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.12000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.12000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.13000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.13000%	—
Series 2003B-1	50,000,000.00	1.0000000	1.20000%	—

	983,891,638.57			—

Education Funding Capital Trust-II

Statements to Noteholders

October 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:	October 31, 2003

Principal Balance of Financed Student Loans	917,412,330.07
Accrued Interest on Financed Student Loans	6,544,138.87
Cash and Investment Balance	42,955,787.60
Accrued Interest on Cash and Investments	30,591.74

966,942,848.28

Accrued Interest and Fees with respect to the Notes	1,057,775.84

Pool Balance	917,412,330.07

Parity Percentage	98.17%

Senior Parity Percentage	103.43%

Rollforward of Indenture Funds during month ended:				October 31, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	1,065,155.87	(0.00)	10,000,000.00	7,983,299.77
Withdrawals	(1,699,051.42)	—	—	—
Deposits	2,218,035.34	—	—	—

Ending Balance	1,584,139.79	(0.00)	10,000,000.00	7,983,299.77

Amounts allocated during month ended:	October 31, 2003

Servicing fees	184,222.67
Administration fee	38,505.09
Auction agent fee	4,687.50
Broker dealer fee	117,187.49
Calculation agent fee	—
Trustee fee	—

344,602.75

Activity on Financed Student Loans during month ended:	October 31, 2003

Recoveries of Principal	5,000,562.01

Recoveries of Interest	3,356,704.75

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	210,832.87

Rejected federal reimbursement claims	—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

October 31, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment – Current	23,365	597,847,795	65.17%	25,587
Repayment – Delinquent	3,273	87,637,649	9.55%	26,776
Forbearance	1,830	71,359,168	7.78%	38,994
Deferment	4,450	160,567,718	17.50%	36,083

Total Repayment	32,918	917,412,330	100.00%	27,870

Total Portfolio	32,918	917,412,330	100.00%	27,870

Breakdown of Delinquent:
11 – 30 days	1,464	37,131,089	4.05%	25,363
31 – 60 days	815	22,181,129	2.42%	27,216
61 – 90 days	275	7,704,131	0.84%	28,015
91 – 120 days	158	4,333,432	0.47%	27,427
121 – 150 days	143	3,860,351	0.42%	26,995
151 – 180 days	173	5,395,596	0.59%	31,188
181 – 210 days	119	3,385,122	0.37%	28,446
211 – 240 days	67	2,043,498	0.22%	30,500
241 – 270 days	50	1,322,381	0.14%	26,448
Over 270 days	8	256,672	0.03%	32,084
Claim Filed	1	24,249	0.00%	24,249

Total Delinquent	3,273	87,637,649	9.55%	26,776

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	32,918	917,412,330	100.00%	27,870

Total	32,918	917,412,330	100.00%	27,870